POWER OF ATTORNEY

Know all by these presents, that the undersigned

hereby constitutes
and appoints Mark W. Yonkman, Esq. and Brian R.

Yoshida, Esq. the
undersigned's true and lawful attorney-in-fact to:



(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange
Commission
(the
"SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities
Exchange Act of 1934 or any
rule or
regulation of the SEC;

(2)
execute for and on behalf of the
undersigned, in the undersigned's

capacity as an officer, director or
affiliate of M&T Bank Corporation

(the "Company"), Forms 3, 4, and 5 in
accordance with Section 16(a)

of the Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition or disposition of securities of the Company; and

(3) do
and perform any and all
acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or reports including any amendment or amendments thereto, and timely file such form or report with the SEC and any stock exchange or similar authority;and

(4) take any other action of any
type
whatsoever in connection with
the foregoing which, in the opinion
of
such attorney-in-fact, may be of
benefit to, in the best interest of,

or legally required by, the
undersigned, it being understood that the

documents executed by such
attorney-in-fact on behalf of the
undersigned
pursuant to the Power of
Attorney shall be in such form
and shall
contain such terms and
conditions as such attorney-in-fact
may approve
in such attorney-in-fact's
discretion.

The
undersigned hereby
grants to each such attorney-in-fact full power and

authority to do and
perform any and every act and thing whatsoever

requisite, necessary, or
proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing
attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the
Securities Exchange Act of 1934.

This Power of
Attorney shall
remain in full force and effect until
the undersigned is
no longer
required to file Forms 3, 4, and 5 with
respect to the
undersigned's
holdings of and transactions in securities issued by the
Company,
unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF,
the
undersigned has caused this Power of Attorney to be executed as of this
17th day of January, 2006.




/s/ Gregory L. Ford

Gregory L.
Ford